Exhibit 10.2

NOVABAY PHARMACEUTICALS, INC.

UNIT PURCHASE AGREEMENT

September 13, 2012

NOVABAY PHARMACEUTICALS, INC.

UNIT PURCHASE AGREEMENT

This Unit Purchase Agreement (the “Agreement”) is made and entered into as of September 13, 2012, by and among NovaBay Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Pioneer Pharma (Singapore) Pte Ltd., (“Purchaser”).

Recitals

Whereas, the Company has authorized the sale and issuance of an aggregate of 2,000,000 units (the “Units”), each Unit to consist of (a) one share of the Company’s Common Stock (each a “Share” and together the “Shares”), and (b) a warrant (each a “Warrant” and together the “Warrants”) to purchase, at an exercise price of $1.50, one share of the Company’s Common Stock (each a “Warrant Share” and together the “Warrant Shares”);

Whereas, Purchaser desire to purchase the Units from the Company on the terms and conditions set forth herein; and

Whereas, the Company desires to issue and sell the Units to Purchaser on the terms and conditions set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Agreement To Sell And Purchase

1.1           Authorization of Units.  The Company has authorized the sale and issuance to Purchaser of the Units.

1.2           Sale and Purchase.  Subject to the terms and conditions hereof, at each Closing (as hereinafter defined) the Company hereby agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, the number of Units as set forth in Section 2 below.  The purchase price per Unit purchased at each Closing shall be $1.25.

2.            Closings.

2.1           First Closing.  The first closing of the sale and purchase of the Units under this Agreement (the “First Closing”) shall take place at 1:00 p.m. on the date hereof, at the offices of Cooley LLP, 3175 Hanover Street, Palo Alto, CA, 94304 or at such other time or place as the Company and Purchaser may mutually agree (such date is hereinafter referred to as the “First Closing Date”).  The number of Units purchased at the First Closing shall be 800,000, for a total purchase price of $1,000,000 (the “First Units”).  The First Units shall be immediately separable and shall be represented by a single stock certificate for the Shares included in the First Units  (the “First Shares”) and a single warrant certificate, in the form attached hereto as Exhibit A, for the Warrants included in the First Units  (the “First Warrants”).  The Second Closing (as defined below), if any, shall take place at such time as set forth in Section 2.2 below.  The First Closing and the Second Closing, if any, shall be known individually as a “Closing” and the respective closing date of each such Closing shall be known herein as a “Closing Date.”

1.

2.2           Second Closing.  The second closing of the sale and purchase of the Units under this Agreement (the “Second Closing”) shall take place on the date three (3) business days of the receipt of the Notice of Consent (as defined below) by the Company from Purchaser for its purchase of the remaining Units to be purchased hereunder, or at such later time as the Company and Purchaser may mutually agree, at the offices of Cooley LLP, 3175 Hanover Street, Palo Alto, CA, 94304 or at such other time or place as the Company and Purchaser may mutually agree (such date is hereinafter referred to as the “Second Closing Date”); provided, however, that the purchase of the Second Units shall not occur if it has not occurred on or before October 31, 2012.    The number of Units purchased at the Second Closing shall be 1,200,000, for a total purchase price of $1,500,000 (the “Second Units”).  All such sales made at the Second Closing shall be made on the terms and conditions set forth in this Agreement, and (i) the representations and warranties of the Company set forth in Section 3 hereof (and the Schedule of Exceptions) shall speak as of the First Closing and the Company shall have no obligation to update any such disclosure, and (ii) the representations, warranties and covenants of Purchaser in Section 4 hereof shall speak as of the Second Closing.  The Second Units shall be immediately separable and shall be represented by a single stock certificate for the Shares included in the Second Units  (the “Second Shares”) and a single warrant certificate, in the form attached hereto as Exhibit A, for the Warrants included in the Second Units  (the “Second Warrants”).

3.            Representations And Warranties Of The Company.

Except as set forth on a Schedule of Exceptions delivered by the Company to Purchaser at the Closing, the Company hereby represents and warrants to Purchaser as of the date of this Agreement as set forth below.

3.1           Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the Units and the Warrant Shares, to carry out the provisions of this Agreement, and to carry on its business as presently conducted.  The Company is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

3.2           SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Exchange Act of 1934 (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for twelve (12) months preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”, on a timely basis or has received a valid extension of such time of filing and has filed any such reports.

2.

3.3           Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options, warrants, other securities of the Company and script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) has been set forth in the SEC Reports and has changed since the date set forth in such SEC Reports only to reflect stock option exercises and grants and warrant exercises that have not, individually or in the aggregate, had a material effect on the overall aggregate capitalization of Company. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws.

3.4           Authorization; Binding Obligations.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the performance of all obligations of the Company hereunder at the Closing and the authorization, sale, issuance and delivery of the Units pursuant hereto.  The Agreement, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) general principles of equity that restrict the availability of equitable remedies.

3.5           Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the U.S. Securities and Exchange Commission with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent amendment). Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

3.6           Offering Valid.  Assuming the accuracy of the representations and warranties of Purchaser contained in Section 4 hereof, the offer, sale and issuance of the Units will be exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.  Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Units to any person or persons so as to bring the sale of such Units by the Company within the registration provisions of the Securities Act or any state securities laws.

3.

4.            Representations, Warranties and Covenants Of Purchaser.

Purchaser hereby represents warrants and covenants to the Company as follows (provided that such representations, warranties and covenants do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

4.1           Requisite Power and Authority.  Purchaser has all necessary power and authority to execute and deliver this Agreement and to carry out their provisions.  All action on Purchaser’s part required for the lawful execution and delivery of this Agreement has been taken.  Upon their execution and delivery, this Agreement will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

4.2           Investment Representations.  Purchaser understands that neither the Units, the Shares, the Warrants (the Units, the Shares and the Warrants are collectively referred to herein as the “Securities”) nor the Warrant Shares have been registered under the Securities Act.  Purchaser also understands that the Securities and the Warrant Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in the Agreement and the Warrants.  Purchaser hereby represents and warrants as follows:

(a)           Purchaser Bears Economic Risk.  Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.  Purchaser must bear the economic risk of this investment indefinitely unless the Securities and, if Purchaser exercises the Warrants, the Warrant Shares, are registered pursuant to the Securities Act, or an exemption from registration is available.  Purchaser understands that the Company has no present intention of registering the Securities or the Warrant Shares.  Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Securities or, if it exercises the Warrants, the Warrant Shares, under the circumstances, in the amounts or at the times Purchaser might propose.

(b)           Investment Intent.  Purchaser understands that the Securities and the Warrant Shares are “restricted securities” and have not been registered under the Securities Act, or any applicable state securities law.  Purchaser is acquiring the Securities and, if it exercises the Warrants, the Warrant Shares, as principal for its own account and not with a view to, or for distributing or reselling such Securities or the Warrant Shares, or any part thereof in violation of the Securities Act or any applicable state securities laws.  Purchaser does not presently have any agreement, plan or understanding with any Person to distribute or effect any distribution of any of the Securities or the Warrant Shares  (or any securities which are derivatives thereof) to or through any person; Purchaser is not a registered broker-dealer under Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

4.

(c)            Purchaser Status.  At the time Purchaser was offered the Securities and the Warrant Shares, it was, and at the date hereof it is, and if it exercises the Warrants then at the time of the exercise of the Warrants it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(d)            General Solicitation.  Purchaser is not purchasing the Securities and, if it exercises the Warrants, the Warrant Shares, as a result of any advertisement, article, notice or other communication regarding the Securities or the Warrant Shares, published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(e)            Experience of Purchaser.  Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities and, if it exercises the Warrants, the Warrant Shares, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Securities and, if it exercises the Warrants, the Warrant Shares, and, at the present time, is able to afford a complete loss of such investment.

(f)            Purchaser Can Protect Its Interest.  Purchaser represents that by reason of its, or of its management’s, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement.  Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

(g)           General Solicitation. Purchaser is not purchasing the Securities and, if it exercises the Warrants, the Warrant Shares, as a result of any advertisement, article, notice or other communication regarding the Securities or the Warrant Shares, published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(h)           Brokers and Finders. No person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Purchaser.

(i)            Company Information.  Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities.  Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

(j)            Rule 144.  Purchaser acknowledges and agrees that the Securities are, and if it exercises the Warrants then the Warrant Shares will be, are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things:  the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of securites being sold during any three-month period not exceeding specified limitations.

5.

(k)           Residence.  The office or offices of Purchaser in which its investment decision was made is located at the address or addresses of Purchaser in Peoples Republic of China.

(l)            Regulation S.  Purchaser hereby acknowledges and represents that at the time of issuance of the Securities it is not, and if it exercises the Warrants then at the time of the issuance of the Warrant Shares it will not be,  a U.S. Person (as defined below), and further provides the represents and warrants:

(i)           The Securities are being, and if Purchaser exercises the Warrants then the Warrant Shares will be, acquired for investment for Purchaser’s own account, not as a nominee or agent, and not for the account or benefit of, a U.S. Person, and not with a view to the resale or distribution of any part thereof in the United States or to a U.S. Person, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  Purchaser does not have, and at the time of issuance of the Warrant Shares (if any) will not have, any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person in the United States or to a U.S. Person, or any hedging transaction with any third person in the United States or to a United States resident, with respect to any of the Securities and, if it exercises the Warrants, the Warrant Shares.  Purchaser further acknowledges and understands that the certificates evidencing the Shares, the Warrants and, if it exercises the Warrants, the Warrant Shares, issued to Purchaser shall be imprinted with the following legend (in addition to any legend required under applicable state or foreign securities laws):

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED PURSUANT TO REGULATION S OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH, PURSUANT TO A REGISTRATION UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, NO HEDGING TRANSACTION MAY BE CONDUCTED WITH RESPECT TO THESE SECURITIES UNLESS SUCH TRANSACTIONS ARE IN COMPLIANCE WITH THE ACT.”

6.

(ii)           Covenants with the Company, that Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities or, if it exercises the Warrants, the Warrant Shares, except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.  Purchaser hereby agrees to resell such Securities and, if it exercises the Warrants, the Warrant Shares, only in accordance with the provisions of Regulation S under the Securities Act (“Regulation S”), pursuant to registration under the Securities Act, or pursuant to an exemption from registration.  Purchaser further agrees not to engage in hedging transactions with regard to the Securities or the Warrant Shares, unless in compliance with the Securities Act.  Purchaser agrees that Purchaser will not effect any disposition of the Securities or the Warrant Shares, that would constitute a sale within the meaning of the Securities Act, except: (x) pursuant to the provisions of Regulation S; or (y) in a transaction exempt from registration under the Securities Act, in which case Purchaser shall, prior to effecting such disposition, submit to Company an opinion of counsel in form and substance reasonably satisfactory to Company to the effect that the proposed transaction is in compliance with the Securities Act.

(iii)           The Company hereby agrees, for the benefit of Purchaser, that it will not register any transfer of the Securities or the Warrant Shares, not made in accordance with the provisions of Regulation S, pursuant to a registration statement under the Act, or pursuant to an available exemption from registration.

(iv)           “U.S. Person” means (a) any natural person resident in the United States, (b) any partnership or corporation organized or incorporated under the laws of the United States (c) any estate of which any executor or administrator is a U.S. person, (d) any trust of which any trustee is a U.S. person, (e) any agency or branch of a foreign entity located in the United States, (f) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person, (g) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States, and any partnership or corporation if: (i) organized or incorporated under the laws of any foreign jurisdiction; and  (ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in §230.501(a)) who are not natural persons, estates or trusts, provided, however, the following are not “U.S. persons”: (u) any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States, (v) any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if: (1) an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and (2) the estate is governed by foreign law, (w) any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settler if the trust is revocable) is a U.S. person, (x) an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country, (y) any agency or branch of a U.S. person located outside the United States if: (1) the agency or branch operates for valid business reasons; and (2) the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and (z) the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

7.

4.3           Consents, Permits, and Waivers.  No consents, waivers or approvals are required under the laws of the Peoples Republic of China for the Company to issue the Units to be issued to Purchaser in the First Closing. Purchaser hereby covenants to use its best efforts to obtain any and all consents, permits and waivers necessary or appropriate for consummation of the Second Closing, including any consents, permits and waivers necessary from the People’s Republic of China.  Purchase shall immediately notify the Company in writing upon receipt of any and all consents, permits and waiver under this Section 4.3 (the “Notice of Consent”).

5.            Conditions To Closing.

5.1           Conditions to Purchaser’s Obligations at Each Closing.  Purchaser’s obligations to purchase the Units at each Closing are subject to the satisfaction, at or prior to the respective Closing Date, of the following conditions:

(a)           Representations and Warranties True; Performance of Obligations.  The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(b)           Legal Investment.  On the Closing Date, the sale and issuance of the Units shall be legally permitted by all laws and regulations to which the Company is subject.

(c)           Consents, Permits, and Waivers.  The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement.

(d)           Corporate Documents.  The Company shall have delivered to Purchaser or their counsel copies of all corporate documents of the Company as Purchaser shall reasonably request.

(e)           Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Purchaser and their special counsel, and Purchaser and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(f)           Company Undertaking.   The Company hereby undertakes, for the benefit of Purchaser, that it will not register any transfer of the Securities or, if Purchaser exercises the Warrants, the Warrant Shares, not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

8.

5.2           Conditions to Obligations of the Company at Each Closing.  The Company’s obligation to issue and sell the Units at at each Closing is subject to the satisfaction or waiver by the Company, on or prior to the respective Closing, of the following conditions:

(a)           Representations and Warranties True.  The representations and warranties in Section 4 made by Purchaser hereof shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

(b)           Performance of Obligations.  Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Purchaser on or before the Closing.

(c)           Consents, Permits, and Waivers.  With respect to the Second Closing, Purchaser shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the Second Closing, including any consents, permits and waivers necessary from the People’s Republic of China.

6.            Miscellaneous.

6.1           Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and performed entirely within Delaware, without giving effect to conflict of law principles thereof.  The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the State of Delaware.

6.2           Indemnification.  Purchaser shall indemnify, defend or settle and hold the Company and its affiliates harmless from and against any and all liabilities, damages or expenses (including reasonable legal expenses and attorneys’ fees) arising out of any non-compliance by Purchaser or its affiliates with applicable laws of the Peoples Republic of China, or the failure of Purchaser to obtain any required permits, consents or approvals, including pursuant to the terms of Section 4.3 hereof, in each case for the Company to issue the Units to be issued to Purchaser pursuant to the terms of this Agreement.

6.3           Survival.  The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.  All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.  The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by Purchaser, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, Purchaser or any of their representatives.

9.

6.4           Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Securities or the Warrant Shares from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Securities or the Warrant Shares specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such Securities or the Warrant Shares in its records as the absolute owner and holder of such Securities or the Warrant Shares for all purposes.

6.5           Entire Agreement.  This Agreement, the exhibits and schedules hereto, the Warrants and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable for or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein.

6.6           Severability.  In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

6.7           Amendment and Waiver. This Agreement may be amended or modified, and the obligations of the Company and the rights of the holders of the Securities or the Warrant Shares and the Agreement may be waived, only upon the written consent of the Company and Purchaser.

6.8           Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance  by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

6.9           Waiver of Conflicts.  Each party to this Agreement acknowledges that Cooley LLP (“Cooley”), outside general counsel to the Company, has in the past performed and is or may now or in the future represent Purchaser or their affiliates in matters unrelated to the transactions contemplated by this Agreement (the “Financing”), including representation of Purchaser or their affiliates in matters of a similar nature to the Financing.  The applicable rules of professional conduct require that Cooley inform the parties hereunder of this representation and obtain their consent.  Cooley has served as outside general counsel to the Company and has negotiated the terms of the Financing solely on behalf of the Company.  The Company and Purchaser hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the Financing, Cooley has represented solely the Company, and not Purchaser or any stockholder, director or employee of the Company or Purchaser; and (c) gives its informed consent to Cooley’s representation of the Company in the Financing.

10.

6.10           Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on Exhibit A attached hereto or at such other address or electronic mail address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

6.11           Expenses.  Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement.

6.12           Attorneys’ Fees.  In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

6.13           Titles and Subtitles.  The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.14           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

6.15           Broker’s Fees.  Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein.  Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.15 being untrue.

11.

6.16           Pronouns.  All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

6.17           California Corporate Securities Law.  THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL.  PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.

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12.

In Witness Whereof, the parties hereto have executed the Common Stock Purchase Agreement as of the date set forth in the first paragraph hereof.

COMPANY: NovaBay Pharmaceuticals, Inc. Signature: Print Name: Ramin (Ron) Najafi, Ph.D. Title: Chairman and CEO	PURCHASER: Pioneer Pharma (Singapore) Pte Ltd. Signature: Print Name: Mr. XinZhou Li Title: President and CEO

Common Stock and Warrant Purchase Agreement
Signature Page

Exhibit A

FORM OF WARRANT CERTIFICATE